EXHIBIT 99

Breaking News from

05-04 For further information: John F. Walsh Director of Investor Relations Southern Union Company 570-829-8662

SOUTHERN UNION PRICES EQUITY UNITS OFFERING

        WILKES-BARRE, Pa.—(BUSINESS WIRE)—February 7, 2005—Southern Union Company ("Southern Union" or the "Company") (NYSE: SUG) announced today that it has priced its offering of $100 million of equity units. The Company will issue 2,000,000 equity units at $50.00 per unit. The equity units carry a payment rate of 5 percent and will be issued with a premium of 25 percent over a Southern Union stock price of $24.61 per share. The offering is subject to customary closing conditions and is expected to close on Friday, February 11, 2005.

        The Company will use the net proceeds from this offering to repay indebtedness incurred in connection with its investment in CCE Holdings, LLC. This offering will be completed under Southern Union's current shelf registration statement filed with the SEC.

        The joint book-running managers for the offering are Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc.

        This announcement does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The equity unit offering may be made only by means of a prospectus and a related prospectus supplement, copies of which may be obtained when available from Merrill Lynch, Pierce, Fenner & Smith Incorporated, at 4 World Financial Center, New York, NY 10281, or J.P. Morgan Securities, Inc., at 277 Park Avenue, New York, NY 10172.

About Southern Union Company

        Southern Union Company, headquartered in Wilkes-Barre, Pa., is engaged primarily in the transportation, storage and distribution of natural gas.

        Through its Panhandle Energy subsidiary, the Company owns and operates 100% of Panhandle Eastern Pipe Line Company, Trunkline Gas Company, Sea Robin Pipeline Company, Southwest Gas Storage Company and Trunkline LNG Company—one of North America's largest liquefied natural gas import terminals. Through CCE Holdings, LLC, Southern Union also owns an interest in and operates the CrossCountry Energy pipelines, which include Transwestern Pipeline Company and 50% of Citrus Corp. Citrus Corp. owns 100% of the Florida Gas Transmission pipeline system. Southern Union's pipeline interests operate more than 18,000 miles of interstate pipelines that transport natural gas from the San Juan, Anadarko and Permian Basins, the Rockies, the Gulf of Mexico, Mobile Bay, South Texas and the Panhandle regions of Texas and Oklahoma to major markets in the Southeast, West, Midwest and Great Lakes region.

        Through its local distribution companies, Missouri Gas Energy, PG Energy and New England Gas Company, Southern Union also serves approximately one million natural gas end-user customers in Missouri, Pennsylvania, Rhode Island and Massachusetts.

        For further information, visit www.southernunionco.com.

Forward-Looking Information

        This release and other Southern Union reports and statements issued or made from time to time contain certain "forward-looking statements" concerning projected future financial performance, expected plans or future operations. Southern Union cautions that actual results and developments may differ materially from such projections or expectations.

        Investors should be aware of important factors that could cause actual results to differ materially from the forward-looking projections or expectations. These factors include, but are not limited to: cost of gas; gas sales volumes; gas throughput volumes and available sources of natural gas; discounting of transportation rates due to competition; customer growth; abnormal weather conditions in Southern Union's service areas; impact of relations with labor unions of bargaining-unit employees; the receipt of timely and adequate rate relief and the impact of future rate cases or regulatory rulings; the outcome of pending and future litigation; the speed and degree to which competition is introduced to Southern Union's natural gas distribution businesses; new legislation and government regulations and proceedings involving or impacting Southern Union; unanticipated environmental liabilities; ability to comply with or to challenge successfully existing or new environmental regulations; changes in business strategy and the success of new business ventures, including the risks that the business acquired and any other business or investment that Southern Union has acquired or may acquire may not be successfully integrated with the business of Southern Union; exposure to customer concentration with a significant portion of revenues realized from a relatively small number of customers and any credit risks associated with the financial position of those customers; factors affecting operations—such as maintenance or repairs, environmental incidents or gas pipeline system constraints; Southern Union's or any of its subsidiaries debt security ratings; the economic climate and growth in the energy industry and service territories and competitive conditions of energy markets in general; inflationary trends; changes in gas or other energy market commodity prices and interest rates; current market conditions causing more customer contracts to be of shorter duration, which may increase revenue volatility; the possibility of war or terrorist attacks; the nature and impact of any extraordinary transactions, such as any acquisition or divestiture of a business unit or any asset.

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